Exhibit 99.1

FOR IMMEDIATE RELEASE

MasterCraft Boat Holdings, Inc., Names Scott Womack President of NauticStar

Proven Leader in Manufacturing Operations Brings Operational Excellence to Brand with Outstanding Growth Potential

Vonore, Tenn. – August 3, 2020 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (the “Company”) today announced that it has named Scott Womack as President of NauticStar Boats, LLC (“NauticStar”), effective immediately.  Womack, 51, has served in a variety of leadership positions with large automotive suppliers and brings 27 years of manufacturing and global operations experience. He joins NauticStar from Autoneum Holdings AG (“Autoneum”) where he oversaw five manufacturing sites as Vice President of U.S. Operations. Prior to joining Autoneum, Womack served as Chief Operating Officer at Varroc Lighting Systems where he oversaw 15 manufacturing sites in six countries. Womack replaces Jay Povlin who is leaving NauticStar to pursue other opportunities.

“We’re excited to have Scott assume leadership at NauticStar – a brand that will benefit from his years of executive leadership, manufacturing experience and proven dedication to operational excellence,” said Fred Brightbill, MasterCraft Boat Holdings’ Chief Executive Officer and Chairman. “Having held senior leadership roles at multiple, large automotive supply manufacturers, Scott brings a wealth of knowledge, experience and processes that will help NauticStar improve its operational and financial performance and unlock the value we believe can be generated by the brand. Scott’s track record of driving continuous improvement through lean principles while generating strong financial results will serve him well in this role. We would also like to recognize and thank Jay Povlin for his many contributions while at NauticStar, and wish him well in his future endeavors.”

Said Womack, “I am excited about the opportunity to join the MasterCraft organization and lead the NauticStar team. As an avid boater, I have long admired the commitment that NauticStar has had to making the boating lifestyle attainable to everyone, creating unique new experiences and memories for the entire family. As I look at the tremendous growth opportunities ahead of us, NauticStar will be dedicated to providing the ultimate on-water adventure through thoughtful engineering, quality construction and a versatile lineup that delivers the most value in the market."

###

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its four brands, MasterCraft, NauticStar, Crest and Aviara. Through these four brands, MasterCraft Boat Holdings has leading market share positions in three of the fastest growing segments of the powerboat industry – performance sport boats, outboard saltwater fishing and pontoon boats – while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, and its four brands, visit: investors.MasterCraft.com,

www.MasterCraft.com, www.NauticStarBoats.com, www.CrestPontoonBoats.com, and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning our intentions to improve operational and financial performance, drive value creation, and grow our business.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the potential effects of the coronavirus (COVID-19) pandemic on the Company, general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, changes to U.S. federal income tax law, the overall impact and interpretation of which remain uncertain, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2020, filed with the SEC on May 8, 2020 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:

MasterCraft Boat Holdings, Inc.

George Steinbarger

Chief Revenue Officer

(423) 884-7141

George.Steinbarger@mastercraft.com